Exhibit 10.1.2

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) dated as of July 28, 2014 (the “Effective Date”), is entered into by and among AMEDISYS HOLDING, L.L.C., a Louisiana limited liability company (the “Co-Borrower”), AMEDISYS, INC., a Delaware corporation (the “Lead Borrower”, together with the Co-Borrower, the “Borrowers”), each of the Subsidiaries of the Borrowers listed on the signature pages hereof (the “Guarantors”), each of the Lenders (as such term is hereafter defined) party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”).

PRELIMINARY STATEMENT

WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement dated as of October 26, 2012 (as amended by that certain First Amendment to Credit Agreement and Limited Waiver dated as of September 4, 2013, that certain Second Amendment to Credit Agreement dated as of November 11, 2013, that certain Third Amendment to Credit Agreement dated as of April 17, 2014 and as further amended from time to time, the “Credit Agreement”; capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement); and

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent desire to amend the Credit Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 1.1. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The following new definition of “Buyout Proceeding” is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Buyout Proceeding”: means (a) any case commenced by or against a Borrower or any other Loan Party under the Bankruptcy Code or any other bankruptcy law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of a Borrower or any other Loan Party, any receivership or assignment for the benefit of creditors relating to a Borrower or any other Loan Party or any similar case or proceeding relative to a Borrower or any other Loan Party or its creditors, as such, in each case whether or not voluntary, provided in the case of any involuntary proceeding commenced against a Borrower or any other Loan Party, such proceeding remains undismissed for a period of 60 days, (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to a Borrower or any other Loan Party, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, other than such liquidations and dissolutions of Loan Parties as may be permitted by this Agreement or (c) any other proceeding of any type or nature in which substantially all claims of creditors of any Borrower or any other Loan Party are determined and any payment or distribution is or may be made on account of such claims.

(b) The definition of “Consolidated Adjusted EBITDA” is hereby amended to restate the second sentence thereof in its entirety as follows:

“Consolidated Adjusted EBITDA shall be adjusted to add back to Consolidated Net Income, to the extent deducted therefrom, (a) any one-time expenses relating to restructuring (not to exceed $10,000,000 in the aggregate during any trailing four-Fiscal Quarter period) and discontinued operations and any payments in respect of either of the foregoing, in each case, that are approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed and (b) reserves set aside in anticipation of the settlement agreement with respect to the U.S. Department of Justice Civil Investigative Demand Pursuant to False Claims Act and Stark Law Matters, as disclosed to the Administrative Agent in writing by the Borrowers prior to the Second Amendment Effective Date, together with associated fees and expenses, in a maximum aggregate amount not to exceed $175,000,000.”

(c) The following new definitions of “Corporate Headquarters”, “Effective Yield” and “First Lien Leverage Ratio” are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Corporate Headquarters”: that parcel of real property located at 5959 South Sherwood Boulevard, Baton Rouge, Louisiana, together with all improvements now or hereafter constructed thereon comprising the principal executive offices of the Lead Borrower and its Subsidiaries.

“Effective Yield”: as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the Borrower and, except as otherwise set forth in this definition, consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including (a) upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to the applicable lenders providing such Indebtedness and (b) the payment of fees in consideration for any amendment, consent, waiver or forbearance (to the extent not in excess of generally prevailing market rates at such time for transactions under similar circumstances) (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof), but excluding any arrangement, structuring, ticking or other similar fees payable in connection therewith that are not generally shared with the relevant lenders; provided that with respect to any Indebtedness that includes a “LIBOR floor” or “base rate floor,” (x) to the extent that the LIBOR rate or base rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (y) to the extent that the LIBOR rate or base rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“First Lien Leverage Ratio”: the ratio as of the last day of any Fiscal Quarter of (a) the sum of (i) Consolidated Total Debt as of such day plus (ii) the then outstanding aggregate amount owing by the Borrowers and their Subsidiaries pursuant to contractual settlement agreements, binding arbitration awards and judicial or administrative judgments or awards, plus, without duplication, the aggregate amount of reserves set aside in anticipation thereof, minus (iii) the outstanding Second Lien Debt as of the such day, minus (iv) unsecured Indebtedness as of such day, to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

(d) The definition of “Fixed Charge Coverage Ratio” is hereby amended to delete the phrase “(not to exceed $30,000,000)” from clause (i) thereof.

(e) The following new definition of “Fourth Amendment Effective Date” is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Fourth Amendment Effective Date”: July 28, 2014.

(f) The definition of “Indebtedness” is hereby amended to add the following new sentence to the end of said definition:

“Notwithstanding the foregoing, “Indebtedness” shall specifically exclude guaranties and indemnities provided by the Borrowers or any of their respective Subsidiaries in connection with Asset Sales permitted hereunder to the extent that the liability of the Borrowers or any of their respective Subsidiaries under any such guaranty or indemnification is expressly limited to an amount that does not exceed the consideration received for such Asset Sale multiplied by two; provided, however, that any such guaranty or indemnification provided as to matters of fraud, intentional misrepresentation or similar misconduct shall be excluded from the term “Indebtedness” regardless of whether there is any such limitation on the amount.”

(g) The following new definitions of “Intercreditor Agreement” and “Permitted Refinancing” are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Intercreditor Agreement”: that certain Intercreditor Agreement dated as of the Fourth Amendment Effective Date, among the Administrative Agent, the Second Lien Agent and the Borrowers.

“Permitted Refinancing”: with respect to any Indebtedness, any refinancing, refunding, renewal or replacement of such Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced, refunded, renewed or replaced; (b) the Effective Yield thereof is not greater than 3.00% per annum above the Effective Yield of the Indebtedness so refinanced, refunded, renewed or replaced that is in effect on the Fourth Amendment Effective Date, excluding the imposition of a default rate of up to 2.00% per annum; (c) such refinancing, refunding, renewal or replacement has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness so refinanced, refunded, renewed or replaced; (d) such refinancing, refunding, renewal or replacement is subject to the terms and provisions of the Intercreditor Agreement; (e) other than as set forth above in clause (b), the terms and conditions of any such refinanced, refunded, renewed or replaced Indebtedness are not more restrictive on the Loan Parties in any material respect than those set forth in the Agreement and the other Loan Documents and not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness so refinanced, refunded, renewed or replaced; (f) such refinancing, refunding, renewal or replacement is incurred by Persons who are the obligors under the Indebtedness so refinanced, refunded, renewed or replaced; and (g) at the time thereof, no Default or Event of Default shall have occurred and be continuing.

(h) The definition of “Revolving Commitment” is hereby amended to restate the last sentence thereof in its entirety as follows:

“The amount of the Total Revolving Commitments as of the Fourth Amendment Effective Date is $120,000,000.”

(i) The following new definitions of “Second Lien Agent”, “Second Lien Credit Agreement”, “Second Lien Debt”, “Second Lien Loan Documents” and “Secured Leverage Ratio” are hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Second Lien Agent”: Cortland Capital Market Services LLC, in its capacity as administrative agent for the Second Lien Debt.

“Second Lien Credit Agreement”: that certain Credit Agreement dated as of the Fourth Amendment Effective Date, among the Borrowers, the lenders party thereto and the Second Lien Agent and any analogous agreement governing any Permitted Refinancing.

“Second Lien Debt”: the Indebtedness and other obligations of the Borrowers and their Subsidiaries evidenced by the Second Lien Loan Documents (including any Permitted Refinancing).

“Second Lien Loan Documents”: the “Loan Documents”, as such term is defined in the Second Lien Credit Agreement.

“Secured Leverage Ratio”: the ratio as of the last day of any Fiscal Quarter of (a) the sum of (i) Consolidated Total Debt as of such day plus (ii) the then outstanding aggregate amount owing by the Borrowers and their Subsidiaries pursuant to contractual settlement agreements, binding arbitration awards and judicial or administrative judgments or awards, plus, without duplication, the aggregate amount of reserves set aside in anticipation thereof, minus (iii) unsecured Indebtedness as of such day, to (b) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending on such date.

2. Amendment to Section 1.3. Section 1.3 of the Credit Agreement is hereby amended to restate the second sentence thereof in its entirety as follows:

“For purposes of determining compliance with any provision of this Agreement, the determination of whether a lease is to be treated as an operating lease or capital lease shall be made without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of proposed Accounting Standards Update (ASU) Leases (Topic 842) issued May 16, 2013, or any successor proposal.”

3. Amendment to Section 6.1. Section 6.1 of the Credit Agreement is hereby amended to restate clauses (a) and (b) thereof in their entirety as follows:

“(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year, a copy of the audited consolidated balance sheet of the Lead Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by a Nationally Recognized Accounting Firm; and

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the unaudited consolidated balance sheet of the Lead Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).”

4. Amendment to Section 6.10. Section 6.10 of the Credit Agreement is hereby amended to restate clause (ii) of the first sentence thereof in its entirety as follows:

“(ii) any other Subsidiary that is a guarantor of the Second Lien Debt.”

5. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended to restate paragraph (a) in its entirety as follows:

“(a) Total Leverage Ratio; First Lien Leverage Ratio.

(i) The Borrowers and their Subsidiaries will not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter to be greater than (A) 3.75 to 1.0 for the Fiscal Quarter ending June 30, 2014 and for the Fiscal Quarter ending September 30, 2014, (B) 3.50 to 1.0 for the Fiscal Quarter ending December 31, 2014 and for the Fiscal Quarter ending March 31, 2015, (C) 3.25 to 1.0 for the Fiscal Quarter ending June 30, 2015 and for the Fiscal Quarter ending September 30, 2015 and (D) 3.00 to 1.0 for each Fiscal Quarter ending thereafter.

(ii) The Borrowers and their Subsidiaries will not permit the First Lien Leverage Ratio as of the last day of any Fiscal Quarter to be greater than (A) 2.50 to 1.0 for the Fiscal Quarter ending June 30, 2014 and for the Fiscal Quarter ending September 30, 2014, (B) 2.25 to 1.0 for the Fiscal Quarter ending December 31, 2014 and for the Fiscal Quarter ending March 31, 2015 and (C) 2.00 to 1.0 for each Fiscal Quarter ending thereafter.

(iii) With respect to any rolling four quarter period during which a Material Asset Sale, a Material Acquisition or, in the Lead Borrower’s discretion, any other Permitted Acquisition has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the Total Leverage Ratio and the First Lien Leverage Ratio, Consolidated Adjusted EBITDA shall be calculated on a pro forma basis (without duplication) giving effect to such Subject Transaction as if it had been consummated or incurred or repaid at the beginning of the relevant four quarter period. The determination of such pro forma Consolidated Adjusted EBITDA shall be further modified pursuant to Section 7.1(c)(i).”

6. Amendment to Section 7.2.

(a) Section 7.2 of the Credit Agreement is hereby amended to restate subsections (g), (i) and (p) in their entirety as follows and add the following new subsection (q) in proper alphabetical order:

“(g) Indebtedness arising from a sale and leaseback of all or a portion of the Corporate Headquarters;

(i) (i) Indebtedness of a Person that becomes a Subsidiary or Indebtedness incurred to finance assets of a Person that are acquired by the Borrowers or any of their Subsidiaries, in either case, as the result of a Permitted Acquisition in an aggregate amount not to exceed at any time $20,000,000; provided that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired by the Borrowers or any of their Subsidiaries and, in each case, was not created in anticipation thereof and (y) such Indebtedness is not guaranteed in any respect by the Borrowers or any of their Subsidiaries (other than by any such Person that so becomes a Subsidiary), and (ii) any refinancing, refunding, renewal or extension of any Indebtedness specified in Section 7.2(f) or subclause (i) of this Section 7.2(i); provided, that (1) the principal amount of any such Indebtedness is not increased above the principal amount thereof outstanding immediately prior to such refinancing, refunding, renewal or extension, (2) the direct and contingent obligors with respect to such Indebtedness are not changed and (3) such Indebtedness shall not be secured by any assets other than the assets securing the Indebtedness being renewed, extended or refinanced;

(p) the Second Lien Debt (including guarantees thereof), it being agreed the principal amount of “Loans” (as defined in the Second Lien Credit Agreement) shall not exceed $80,000,000 at any time outstanding; and

(q) unsecured Indebtedness of the Borrowers or any of their Subsidiaries owed to sellers in connection with Permitted Acquisitions in an aggregate principal amount not to exceed $20,000,000 at any time; provided that no such Indebtedness shall require the Borrowers or any of their Subsidiaries to comply with any financial covenants.”

(b) Section 7.2 of the Credit Agreement is hereby further amended to add the following new sentence at the end of said Section:

“Notwithstanding anything in this Section 7.2 to the contrary, Subsidiaries that are non-Guarantors may not incur Indebtedness for borrowed money under this Section 7.2 (other than pursuant to clause (o) above) in an aggregate amount outstanding at any time in excess of $5,000,000.”

7. Amendment to Section 7.3.

(a) Section 7.3 of the Credit Agreement is hereby amended to restate subsection (o) in its entirety as follows:

“(o) Liens securing the Second Lien Debt as permitted by the Intercreditor Agreement.”

(b) Section 7.3 of the Credit Agreement is hereby further amended to add the following new sentence at the end of said Section:

“Notwithstanding anything in this Section 7.3 to the contrary, no Indebtedness for borrowed money shall be permitted to be secured under this Section 7.3 if after giving pro forma effect thereto the Secured Leverage Ratio exceeds 3.75 to 1.00.”

8. Amendment to Section 7.4. Section 7.4 of the Credit Agreement is hereby amended to restate subsections (c) and (e) thereof in their entirety as follows, delete the word “and” at the end of subsection (h) thereof, delete the period at the end of subsection (i) thereof and insert a semicolon and the word “and” and add the following new subsection (j) in proper alphabetical order:

“(c) (i) Asset Sales pending as of the Fourth Amendment Effective Date and described on Schedule 7.4 and (ii) other Asset Sales not permitted by any other clause of this Section 7.4 made after the Fourth Amendment Effective Date, the proceeds of which (valued at the principal amount thereof in the case of non-cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-cash proceeds) when aggregated with the proceeds of all other Asset Sales made pursuant to this clause (ii) after the Fourth Amendment Effective Date and prior to the date of determination, are less than $30,000,000; provided, in the case of Asset Sales made pursuant to this clause (ii), (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (if the value is greater than $5,000,000, as determined in good faith by the Board of Directors of the Lead Borrower) and (B) no less than 70% of such consideration shall be paid in cash or in Cash Equivalents;

(e) (i) Permitted Acquisitions, the consideration for which may be in any amount, so long as at the time of such Permitted Acquisition and after giving pro forma effect thereto (including any Indebtedness incurred in connection therewith), (A) the Total Leverage Ratio is less than 2.75 to 1.0 and (B) no Default or Event of Default shall have occurred and be continuing and (ii) Permitted Acquisitions for an aggregate consideration of up to $20,000,000 in any Fiscal Year if, at the time of such Permitted Acquisition and after giving pro forma effect thereto (including any Indebtedness incurred in connection therewith), (A) the Total Leverage Ratio is equal to or greater than 2.75 to 1.0 and (B) no Default or Event of Default shall have occurred and be continuing;

(j) the sale and leaseback of the Corporate Headquarters in accordance with Section 7.9.”

9. Amendment to Section 7.5. Section 7.5 of the Credit Agreement is hereby amended to add the following new phrase immediately after the phrase “Loan Document”:

“, in the Second Lien Loan Documents”.

10. Amendment to Section 7.6. Section 7.6 of the Credit Agreement is hereby amended to restate subsection (a) thereof in its entirety as follows:

“(a) the Lead Borrower may make Restricted Payments in an aggregate amount during the term hereof not to exceed at the time of such Restricted Payment, (i) 50% of Consolidated Net Income for each Fiscal Quarter ending on or after March 31, 2014, to the extent positive, minus (ii) 100% of Consolidated Net Income for each Fiscal Quarter ending on or after March 31, 2014, to the extent negative, minus (iii) the aggregate amount of voluntary and mandatory prepayments made in respect of the Second Lien Debt during the term hereof; provided, immediately prior to, and after giving pro forma effect to such Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) the Total Leverage Ratio is less than 2.50 to 1.0 and (C) Liquidity is greater than or equal to $50,000,000; and”.

11. Amendment to Section 7.9. Section 7.9 of the Credit Agreement is hereby amended to add the following new sentence at the end of said Section:

“Notwithstanding the foregoing, the Borrowers may enter into a sale and leaseback of the Corporate Headquarters so long as (i) 100% of the consideration for such sale shall be paid in cash or Cash Equivalents and (ii) the Net Cash Proceeds therefrom are applied in accordance with Section 2.11.”

12. Amendment to Section 7.12. Section 7.12 of the Credit Agreement is hereby amended to restate clause (c) thereof in its entirety as follows:

“(c) the Second Lien Loan Documents,”.

13. Amendment to Section 7.16. Section 7.16 of the Credit Agreement is hereby restated in its entirety as follows:

“7.16 Covenants Regarding Second Lien Debt.

(a) The Borrowers shall not amend or modify the Second Lien Credit Agreement or any of the other Second Lien Loan Documents in any manner that would have the effect of (i) increasing the principal amount of the Second Lien Debt, (ii) increasing the Effective Yield of the Second Lien Debt to an amount greater than 3.00% per annum above the Effective Yield that is in effect on the Fourth Amendment Effective Date, excluding the imposition of a default rate of up to 2.00% per annum, (iii) amending the amortization provisions thereof (if any), (iv) shortening the cure periods or times for performance contained therein, (v) shortening the maturity date of the Second Lien Debt or the scheduled payment date for any payment thereunder or time for performance of any material obligation or condition, (vi) adding events of defaults, (vii) adding any Loan Party other than the Borrowers as a borrower under the Second Lien Debt unless such Loan Party also becomes a “Borrower” hereunder or (viii) causing the covenants or events of default set forth in the Second Lien Loan Documents (where analogous covenants and events of default exist) to be more restrictive on the Loan Parties unless the analogous covenants or events of default under the Loan Documents are modified to be more restrictive in a proportionate manner so that the “cushion” between the applicable covenants and events of default in the Second Lien Loan Documents and the Loan Documents remains the same.

(b) The Borrowers shall not repay or prepay any amounts owing in respect of the Second Lien Debt except (i) regularly scheduled payments of interest as set forth in the Second Lien Loan Documents as in effect on the Fourth Amendment Effective Date, (ii) mandatory prepayments as set forth in the Second Lien Loan Documents as in effect on the Fourth Amendment Effective Date and (iii) voluntary prepayments so long as, after giving effect to such prepayment and any prepayment penalty required in connection therewith, (A) the pro forma Total Leverage Ratio is less than 2.00 to 1.0, (B) pro forma Liquidity is greater than $75,000,000 and (C) the amount of such voluntary prepayment is less than or equal to the amount of Restricted Payments permitted to be made by Parent at such time as set forth in Section 7.6(a).

(c) Neither the Borrowers nor any other Loan Party shall grant a Lien in favor of the Second Lien Agent or otherwise securing the Second Lien Debt on any of its assets if those same assets are not subject to, and do not become subject to, a Lien securing the Obligations.”

14. Amendment to Article 8. Article 8 of the Credit Agreement is hereby amended as follows:

(a) Clause (ii) of subsection (i) is hereby restated in its entirety as follows:

“(ii) this Agreement or the Intercreditor Agreement ceases to be in full force and effect (other than the satisfaction in full of the Obligations (or the Second Lien Debt, as applicable) in accordance with the terms hereof) or shall be declared null and void,”.

(b) Subsection (l) is hereby restated in its entirety as follows:

“(l) an “Event of Default” as defined in the Second Lien Credit Agreement shall occur; or”.

15. Amendment to Section 10.6. Section 10.6 of the Credit Agreement is hereby amended to restate clause (D) of subsection (b)(ii) thereof in its entirety as follows:

“(D) no assignment shall be made to (1) a natural Person, (2) the Lead Borrower or any of its Affiliates or Subsidiaries, (3) any Defaulting Lender or any of its Subsidiaries, or any Person who,

upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (3) or (4) the Second Lien Agent or any Person that is a lender under the Second Lien Credit Agreement or any of their respective Affiliates, except, in the case of this clause (4), in accordance with the provisions set forth in Section 10.20.”

16. Amendment to Article 10. Article 10 of the Credit Agreement is hereby amended to add the following new Sections 10.19 and 10.20 at the end of said Article:

“10.19 Intercreditor Agreement. Each Lender hereby (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) agrees that it will be bound by and will take no action contrary to the provisions of the Intercreditor Agreement to the extent then in effect and (c) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement (including any modifications thereof necessary to permit any Permitted Refinancing) on behalf of and without any further action by such Lender.

10.20 Purchase Right of Second Lien Secured Parties. Without prejudice to the enforcement of the Secured Parties’ (as defined in the Security and Pledge Agreement) remedies hereunder and under the other Loan Documents, each Lender, on behalf of itself and its Affiliates that are Secured Parties, agrees that following (a) the acceleration of the Obligations in accordance with the terms of the Loan Documents or (b) the commencement of a Buyout Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Secured Parties (as defined in the Intercreditor Agreement) may request, and the Secured Parties shall offer the Second Priority Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of Obligations outstanding at the time of purchase at par, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption); provided that the following conditions are satisfied:

(i) each Secured Party shall receive payment of an amount equal to the outstanding principal amount of its loans and participations in L/C Disbursements and Swingline Loans (including, in the case of the Swingline Lender, the outstanding principal amount of its Swingline Loans), accrued interest thereon, accrued fees and all other amounts payable to it under the Loan Documents, together with all other Obligations owed to it, including, without limitation, such Obligations owed in respect of Specified Cash Management Agreements, but excluding, at such Secured Party’s option, Obligations owed in respect of Specified Swap Agreements, which may remain outstanding and secured in accordance with the terms of the Loan Documents;

(ii) the Second Priority Secured Parties shall have appointed a successor agent that shall, effective as of the purchase of the Obligations, succeed to the rights, powers and duties of the Administrative Agent, in its capacity as administrative agent under the Loan Documents and in its capacity as “First Priority Representative” under the Intercreditor Agreement, and the former Administrative Agent’s rights, powers and duties as administrative agent under Loan Documents and as First Priority Representative under the Intercreditor Agreement shall be terminated (other than such rights that continue to inure to its benefit as expressly provided in the Loan Documents), and the Administrative Agent shall have no further obligations under the Loan Documents or under the Intercreditor Agreement, in each case, without any other or further act or deed on the part of such former Administrative Agent or any other Person; and

(iii) the Issuing Lender shall have received an amount of Cash Collateral equal to 105% of the L/C Obligations of any Letters of Credit outstanding hereunder at such time, to be held as security for payment of the Borrowers’ obligations to reimburse the Issuing Lender for amounts drawn on such Letters of Credit.

If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Second Priority Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Administrative Agent and the Second Lien Agent, subject to any consent rights of the Borrowers under this Agreement. Such documentation shall include a release in favor of the Secured Parties from the Second Priority Secured Parties of any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto, except those based on any representations and warranties expressly set forth in the Assignment and Assumption. If none of the Second Priority Secured Parties timely exercise such right, the Secured Parties shall have no further obligations pursuant to this Section 10.20 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Loan Documents and the Intercreditor Agreement.”

17. Amendment to Credit Agreement. Schedules 1.1 and 7.4 of the Credit Agreement are hereby deleted in their entirety and replaced with Schedules 1.1 and 7.4 in the forms attached hereto.

18. Amendment to Exhibit B. Exhibit B of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B in the form attached hereto.

19. Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrowers, each Guarantor and the Required Lenders;

(b) the Administrative Agent shall have received all fees required to be paid to it and to the Lenders, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date;

(c) the Administrative Agent shall have received true and correct copies of the documents evidencing the second lien term loan facility to the Borrower (such facility, the “Second Lien Facility”, and such documents, the “Second Lien Loan Documents”), which documents shall be executed by all parties thereto and be in form and substance satisfactory to the Administrative Agent;

(d) the Administrative Agent, the Borrowers and the agent for the Second Lien Facility shall have entered into an intercreditor agreement in form and substance satisfactory to the Administrative Agent;

(e) the closing of the Second Lien Facility shall take place on the Effective Date;

(f) the Borrower shall prepay, on the Effective Date and in accordance with the provisions of Section 2.10 of the Credit Agreement, Revolving Loans in an amount equal to 100% of the net proceeds of the Second Lien Facility, which amount shall not be less than $65,000,000;

(g) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, authorization of the transactions contemplated hereby, the authority of any natural Person executing any of the Loan Documents on behalf of any Loan Party and any other legal matters relating to the Loan Parties, this Agreement or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and to include, without limitation, copies of good standing and existence certificates for the Loan Parties as may be delivered as a condition to the closing of the Second Lien Facility; and

(h) the Administrative Agent shall have received the executed legal opinions of (i) King & Spalding, Delaware and New York counsel to the Borrowers and their Subsidiaries, (ii) Kantrow Spaht Weaver & Blitzer (APLC), Louisiana counsel to the Borrowers and their Subsidiaries and (iii) in-house counsel to the Borrowers and their Subsidiaries, which opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

20. Ratification. Each of the Borrowers and Guarantors hereby ratifies all of its obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Agreement. Nothing in this Agreement extinguishes, novates or releases any right, claim or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is any Borrower or any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

21. Representations and Warranties. Each of the Borrowers and Guarantors hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Agreement has been duly executed and delivered on behalf of the Borrowers and each of the Guarantors, (b) this Agreement constitutes a valid and legally binding agreement enforceable against each of the Borrowers and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties made by it in the Credit Agreement and the Loan Documents to which it is a party are true and correct on and as of the date hereof in all material respects as though made as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct as of such earlier date, (d) after giving effect to this Agreement, no Default or Event of Default exists under the Credit Agreement or under any Loan Document; (e) the Persons appearing as Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Guarantors pursuant to the terms of the Credit Agreement and each such Person has executed and delivered a Guaranty Agreement; and (f) the execution, delivery and performance of this Agreement has been duly authorized by each of the Borrowers and Guarantors.

22. Release and Indemnity.

(a) Each of the Borrowers and Guarantors hereby releases and forever discharges the Administrative Agent and each of the Lenders and each Affiliate thereof and each of their respective employees, officers, directors, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held or may now own or hold, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Agreement is signed by any of such parties (i) arising directly or indirectly out of the Loan Documents, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between the Borrowers, the Guarantors, or their representatives and the Administrative Agent, and each Lender or any of their respective directors, officers, agents, employees, attorneys or other representatives. Such release, waiver, acquittal and discharge shall and does include, without limitation, any claims of usury, fraud, duress, misrepresentation, lender liability, control, exercise of remedies and all similar items and claims, which may, or could be, asserted by any Borrower or any Guarantor including any such caused by the actions or negligence of the indemnified party (other than its gross negligence or willful misconduct).

(b) Each of the Borrowers and Guarantors hereby ratifies the indemnification provisions contained in the Loan Documents, including, without limitation, Section 10.5(b) of the Credit Agreement, and agrees that this Agreement, any other documents executed in connection herewith and losses, claims, damages and expenses related hereto and thereto shall be covered by such indemnities.

23. Counterparts. This Agreement may be signed in any number of counterparts, which may be delivered in original, facsimile or electronic form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

24. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

25. Integration. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

26. Agreement is a Loan Document. This Agreement is a Loan Document as defined in the Credit Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LEAD BORROWER:

AMEDISYS, INC., a Delaware corporation

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
President and
Interim Chief Executive Officer

CO-BORROWER:

AMEDISYS HOLDING, L.L.C., a Louisiana limited liability company

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
President

Signature Page to Fourth Amendment to Credit Agreement

GUARANTORS:

ADVENTA HOSPICE SERVICES OF FLORIDA, INC.,

a Florida corporation;

AMEDISYS HOME HEALTH, INC. OF ALABAMA,

an Alabama corporation;

AMEDISYS HOME HEALTH, INC. OF SOUTH CAROLINA,

a South Carolina corporation;

AMEDISYS HOME HEALTH, INC. OF VIRGINIA,
a Virginia corporation;
HMR ACQUISITION, INC., a Delaware corporation;
ACCUMED GENPAR, L.L.C., a Texas limited liability company; ACCUMED HOLDING, L.L.C., a Delaware limited liability company;
ACCUMED HOME HEALTH OF GEORGIA, L.L.C., a Georgia limited liability company;
ACCUMED HOME HEALTH OF NORTH TEXAS, L.L.C., a Texas limited liability company;
ADVENTA HOSPICE, L.L.C., a Florida limited liability company;
ALBERT GALLATIN HOME CARE AND HOSPICE SERVICES, LLC, a Delaware limited liability company;
AMEDISYS AIR, L.L.C., a Louisiana limited liability company;
AMEDISYS ALABAMA, L.L.C., an Alabama limited liability company;
AMEDISYS ALASKA, LLC, an Alaska limited liability company;
AMEDISYS ARIZONA, L.L.C., an Arizona limited liability company;
AMEDISYS ARKANSAS, LLC, an Arkansas limited liability company;
AMEDISYS BA, LLC, a Delaware limited liability company;
AMEDISYS CALIFORNIA, L.L.C., a California limited liability company;

Signature Page to Fourth Amendment to Credit Agreement

AMEDISYS COLORADO, L.L.C.,
a Colorado limited liability company;

AMEDISYS CONNECTICUT, L.L.C.,

a Connecticut limited liability company;

AMEDISYS DELAWARE, L.L.C.,

a Delaware limited liability company;

AMEDISYS FLORIDA, L.L.C.,

a Florida limited liability company;

AMEDISYS GEORGIA, L.L.C.,

a Georgia limited liability company;

AMEDISYS HOSPICE, L.L.C.,

a Louisiana limited liability company;

AMEDISYS IDAHO, L.L.C.,

an Idaho limited liability company;

AMEDISYS ILLINOIS, L.L.C.,

an Illinois limited liability company;

AMEDISYS INDIANA, L.L.C.,

an Indiana limited liability company;

AMEDISYS IOWA, L.L.C.,

an Iowa limited liability company;

AMEDISYS KANSAS, L.L.C.,

a Kansas limited liability company;

AMEDISYS LA ACQUISITIONS, L.L.C.,

a Louisiana limited liability company;

AMEDISYS LOUISIANA, L.L.C.,

a Louisiana limited liability company;

AMEDISYS MAINE, P.L.L.C.,

a Maine professional limited liability company;

AMEDISYS MARYLAND, L.L.C., a Maryland limited liability company; AMEDISYS MASSACHUSETTS, L.L.C., a Massachusetts limited liability company;
AMEDISYS MICHIGAN, L.L.C., a Michigan limited liability company;

AMEDISYS MINNESOTA, L.L.C.,

a Minnesota limited liability company;

AMEDISYS MISSISSIPPI, L.L.C.,

a Mississippi limited liability company;

AMEDISYS MISSOURI, L.L.C.,

a Missouri limited liability company;

AMEDISYS NEBRASKA, L.L.C.,

a Nebraska limited liability company;

AMEDISYS NEVADA, L.L.C.,

a Nevada limited liability company;

Signature Page to Fourth Amendment to Credit Agreement

AMEDISYS NEW HAMPSHIRE, L.L.C.,
a New Hampshire limited liability company;
AMEDISYS NEW JERSEY, L.L.C., a New Jersey limited liability company; AMEDISYS NEW MEXICO, L.L.C., a New Mexico limited liability company;
AMEDISYS NORTH CAROLINA, L.L.C., a North Carolina limited liability company;
AMEDISYS NORTH DAKOTA, L.L.C., a North Dakota limited liability company;

AMEDISYS NORTHWEST, L.L.C.,

a Georgia limited liability company;

AMEDISYS OHIO, L.L.C.,

an Ohio limited liability company;

AMEDISYS OKLAHOMA, L.L.C.,

an Oklahoma limited liability company;

AMEDISYS OREGON, L.L.C.,

an Oregon limited liability company;

AMEDISYS PENNSYLVANIA, L.L.C.,

a Pennsylvania limited liability company;

AMEDISYS PROPERTY, L.L.C., a Louisiana limited liability company; AMEDISYS PUERTO RICO, L.L.C., a Puerto Rican limited liability company;
AMEDISYS QUALITY OKLAHOMA, L.L.C., an Oklahoma limited liability company; AMEDISYS RHODE ISLAND, L.L.C., a Rhode Island limited liability company;
AMEDISYS SC, L.L.C., a South Carolina limited liability company;
AMEDISYS SOUTH DAKOTA, L.L.C., a South Dakota limited liability company;

AMEDISYS SOUTH FLORIDA, L.L.C.,

a Florida limited liability company;

AMEDISYS SPECIALIZED MEDICAL SERVICES, L.L.C.,

a Louisiana limited liability company;

AMEDISYS SP-IN, L.L.C.,

an Indiana limited liability company;

AMEDISYS SP-KY, L.L.C., a Kentucky limited liability company; AMEDISYS SP-OH, L.L.C., an Ohio limited liability company;

Signature Page to Fourth Amendment to Credit Agreement

AMEDISYS SP-TN, L.L.C.,
a Tennessee limited liability company;
AMEDISYS TENNESSEE, L.L.C., a Tennessee limited liability company;

AMEDISYS TEXAS, L.L.C.,

a Texas limited liability company;

AMEDISYS TLC, ACQUISITION, L.L.C.,

a Louisiana limited liability company;

AMEDISYS UTAH, L.L.C.,

a Utah limited liability company;

AMEDISYS VENTURES, L.L.C.,

a Delaware limited liability company;

AMEDISYS VIRGINIA, L.L.C.,

a Virginia limited liability company;

AMEDISYS WASHINGTON, L.L.C.,

a Washington limited liability company;

AMEDISYS WESTERN, L.L.C.,

a Delaware limited liability company;

AMEDISYS WEST VIRGINIA, L.L.C.,

a West Virginia limited liability company;

AMEDISYS WISCONSIN, L.L.C., a Wisconsin limited liability company;
ANMC VENTURES, L.L.C., a Louisiana limited liability company;
AVENIR VENTURES, L.L.C., a Louisiana limited liability company;
BEACON HOSPICE, L.L.C., a Delaware limited liability company;
BROOKSIDE HOME HEALTH, LLC, a Virginia limited liability company;
COMPREHENSIVE HOME HEALTHCARE SERVICES, L.L.C., a Tennessee limited liability company; EMERALD CARE, L.L.C., a North Carolina limited liability company;
FAMILY HOME HEALTH CARE, L.L.C., a Kentucky limited liability company;
HHC, L.L.C., a Tennessee limited liability company; HOME HEALTH OF ALEXANDRIA, L.L.C., a Louisiana limited liability company; HORIZONS HOSPICE CARE, L.L.C., an Alabama limited liability company;

Signature Page to Fourth Amendment to Credit Agreement

HOUSECALL, L.L.C.,
a Tennessee limited liability company;

HOUSECALL HOME HEALTH, L.L.C.,

a Tennessee limited liability company;

HOUSECALL MEDICAL RESOURCES, L.L.C.,

a Delaware limited liability company;

HOUSECALL MEDICAL SERVICES, L.L.C.,

a Tennessee limited liability company;

HOUSECALL SUPPORTIVE SERVICES, L.L.C.,

a Florida limited liability company;

MC VENTURES, LLC, a Mississippi limited liability company; M.M. ACCUMED VENTURES, L.L.C., a Texas limited liability company;

TENDER LOVING CARE HEALTH CARE SERVICES INTERNATIONAL, LLC,

a Delaware limited liability company;

TENDER LOVING CARE HEALTH CARE SERVICES MIDWEST, LLC,

a Delaware limited liability company;

TENDER LOVING CARE HEALTH CARE SERVICES OF BROWARD, LLC,

a Delaware limited liability company;

TENDER LOVING CARE HEALTH CARE SERVICES OF DADE, LLC,

a Delaware limited liability company;

TENDER LOVING CARE HEALTH CARE SERVICES OF ERIE NIAGARA, LLC,

a New York limited liability company;

TENDER LOVING CARE HEALTH CARE SERVICES OF GEORGIA, LLC, a Delaware limited liability company;
TENDER LOVING CARE HEALTH CARE SERVICES OF LONG ISLAND, LLC, a New York limited liability company; TENDER LOVING CARE HEALTH CARE SERVICES OF MICHIGAN, LLC, a Delaware limited liability company;
TENDER LOVING CARE HEALTH CARE SERVICES OF NASSAU SUFFOLK, LLC, a New York limited liability company;

Signature Page to Fourth Amendment to Credit Agreement

TENDER LOVING CARE HEALTH CARE SERVICES OF NEW ENGLAND, LLC,
a Delaware limited liability company;
TENDER LOVING CARE HEALTH CARE SERVICES OF WEST VIRGINIA, LLC, a Delaware limited liability company;
TENDER LOVING CARE HEALTH CARE SERVICES SOUTHEAST, LLC, a Delaware limited liability company; TENDER LOVING CARE HEALTH CARE SERVICES WESTERN, LLC, a Delaware limited liability company;
TLC HOLDINGS I, L.L.C., a Delaware limited liability company;
TLC HEALTH CARE SERVICES, L.L.C., a Delaware limited liability company;
ACCUMED HEALTH SERVICES, L.L.C., a Texas limited liability company;
NINE PALMS 1, L.L.C., a Virginia limited liability company; and
NINE PALMS 2, LLP, a Mississippi limited liability partnership
By: MC VENTURES, LLC, its general partner

By:	/s/ Ronald A. LaBorde
Ronald A. LaBorde
President

Signature Page to Fourth Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.

By:	/s/ John Kushnerick
Name:	John Kushnerick
Title	Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Dan Penkar
Name:	Dan Penkar
Title:	Senior Vice President

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LENDER:

FIFTH THIRD BANK

By:	/s/ Joshua N. Livingston
Name:	Joshua N. Livingston
Title:	Duly Authorized Signatory

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LENDER:

COMPASS BANK

By:	/s/ Latrice Tubbs
Name:	Latrice Tubbs
Title:	Vice President

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LENDER:

BOKF, NA dba BANK OF TEXAS

By:	/s/ Gary Whitt
Name:	Gary Whitt
Title:	Senior Vice President

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LENDER:

RBS CITIZENS, N.A.

By:	/s/ Cheryl Carangelo
Name:	Cheryl Carangelo
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

UNION BANK, N.A.

By:	/s/ Michael Tschida
Name:	Michael Tschida
Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement

LENDER:

REGIONS BANK

By:	/s/ Peter D. Little
Name:	Peter D. Little
Title:	Vice President

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LENDER:

RAYMOND JAMES BANK, N.A.

By:	/s/ H. Fred Coble, Jr.
Name:	H. Fred Coble, Jr.
Title:	Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement